Exhibit 99.1

Contact:

Amy Figueroa

Senior Director, Investor Relations

650-266-2398

Onyx Pharmaceuticals Reports Full Year and Fourth Quarter 2011 Financial Results

Nexavar Global Sales Reach Blockbuster Status; Increasing 8% to $1.008 Billion for 2011

SOUTH SAN FRANCISCO, CA — February 22, 2012 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the full year and fourth quarter 2011. Onyx reported non-GAAP net income of $42.0 million, or $0.66 per diluted share, for the full year 2011 compared to non-GAAP net income of $39.2 million, or $0.63 per diluted share, for the same period in 2010. Onyx reported a non-GAAP net income of $102.8 million, or $1.50 per diluted share, for the fourth quarter 2011 compared to non-GAAP net loss of $17.4 million, or $0.28 per diluted share, for the same period in 2010.

“2011 was a remarkable year, with Nexavar sales growth driven by continued leadership in liver cancer, expansion of our portfolio with regorafenib, and a New Drug Application filing acceptance for carfilzomib,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “We begin 2012 well-positioned to advance multiple therapies that could serve even greater numbers of patients with cancer. By the end of this year, we hope to transform Onyx from a company with one product in two types of cancer to as many as three products in seven types of cancer with either Phase 3 data or regulatory approval. Our cash position and the cash flow from Nexavar sales further enable strategic investment in our proteasome inhibitor franchise as we advance our carfilzomib development program across a variety of treatment landscapes for patients with multiple myeloma.”

On a GAAP basis, Onyx reported a net income of $76.1 million, or $1.19 per diluted share, for the full year 2011 compared to net loss of $84.8 million, or $1.35 per diluted share, in the same period in 2010. On a GAAP basis, Onyx reported a net income of $216.7 million, or $3.16 per diluted share, for the fourth quarter 2011 compared to net loss of $17.1 million, or $0.27 per diluted share, in the same period in 2010. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).”

Operating Revenue

Global Nexavar net sales which are recorded by Onyx’s collaborator, Bayer, were $1.008 billion and $276.8 million for the full year and fourth quarter 2011, respectively, an increase of 8% in both periods, compared to $934.0 million and $257.4 million in the same periods in 2010. Onyx and Bayer are marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of unresectable liver cancer and advanced kidney cancer in over 100 countries worldwide.

For the full year and fourth quarter 2011, Onyx reported total operating revenue of $447.2 million and $237.0 million, respectively, compared to $324.5 million and $70.0 million for the same periods in 2010. Total operating revenue is comprised of revenue under the Nexavar collaboration agreement and contract revenue from collaborations. Revenue under the Nexavar collaboration agreement was $287.0 million and $76.8 million for the full year and fourth quarter 2011, respectively, compared to $265.4 million primarily and $70.0 million for the same periods in 2010. Contract revenue from collaboration agreement in the fourth quarter 2011 related to the sale of the Nexavar royalty rights in Japan for $160.0 million.

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2011 FINANCIAL RESULTS

FEBRUARY 22, 2012

In the third quarter 2010 Onyx recorded license revenue of $59.2 million, reflecting a fee earned as a part of the consideration under the September 2010 exclusive license agreement with Ono Pharmaceutical Co., Ltd.

Operating Expenses

Onyx recorded research and development expenses of $268.1 million and $84.0 million for the full year and fourth quarter 2011, respectively, compared to $185.7 million and $54.3 million for the same periods in 2010. Higher research and development expenses between periods were primarily due to investments in the development of carfilzomib, particularly the Phase 3 ASPIRE and FOCUS trials as well as increased investment in the manufacturing of carfilzomib.

Selling, general and administrative expenses were $168.0 million and $52.6 million for the full year and fourth quarter 2011, respectively, compared to $114.2 million and $36.9 million for the same periods in 2010. Higher selling, general and administrative expenses between periods were primarily due to planned increases in employee headcount and related costs, higher legal costs, and selected pre-launch spending for carfilzomib.

The liability for contingent consideration in connection with the Amended Agreement and Plan of Merger with Proteolix, Inc. was reduced from $276.7 million at September 30, 2011 to $160.0 million at December 31, 2011. Based on the July 27, 2012 Prescription Drug User Fee Act (PDUFA) date set by the U.S. Food and Drug Administration (FDA) for completion of its review of the Company’s New Drug Application (NDA) for carfilzomib, Onyx believes the milestone payment for accelerated approval in the U.S. that could be owed to former Proteolix, Inc. shareholders is $80.0 million. In addition, based on current development timelines for the European Union (EU), the Company does not believe that the marketing approval for relapsed/refractory multiple myeloma will be obtained in the EU prior to the milestone expiration date outlined in the merger agreement. As a result of these revisions to the potential milestones owed, Onyx recorded a benefit relating to the re-measurement of the contingent consideration liability of $93.5 million and $116.7 million were recorded for full year 2011 and fourth quarter 2011, respectively.

Interest Expense

Interest expense of $20.2 million and $5.1 million for the full year and fourth quarter 2011, respectively, primarily relates to the 4.0% convertible senior notes due 2016 issued in August 2009 and includes non-cash imputed interest expense of $10.2 million and $2.6 million, respectively, as a result of the application of ASC 470-20.

Cash, Cash Equivalents and Marketable Securities

On December 31, 2011, cash, cash equivalents, and current and non-current marketable securities were $668.4 million compared to $577.9 million, excluding restricted cash of $31.9 million, at December 31, 2010. This increase was partly due to receipt of $160.0 million received in October 2011 from the sale of Nexavar royalty rights in Japan, to Bayer.

Management Conference Call Today

Onyx will host a webcast and teleconference with management to discuss fourth quarter and full year 2011 financial results, as well as provide a general business overview, on Wednesday, February 22, 2012, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time).

Interested parties may access a live webcast of the teleconference on the company’s website at: http://www.onyx.com/investors/event-calendar or by dialing 847-585-4405 and using the passcode 31754065#. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3042 and using the passcode 31754065# approximately one hour after the teleconference concludes. The replay will be available through March 7, 2012.

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2011 FINANCIAL RESULTS

FEBRUARY 22, 2012

About Onyx Pharmaceuticals, Inc.

Based in South San Francisco, California, Onyx Pharmaceuticals, Inc. is a global biopharmaceutical company engaged in the development and commercialization of innovative therapies for improving the lives of people with cancer and other serious diseases. The company is focused on developing novel medicines that target key molecular pathways. For more information about Onyx, visit the company’s website at www.onyx.com.

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities, the timing, progress and results of clinical development and the regulatory approval process. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar being our only approved product; we may never receive marketing approval for carfilzomib or regorafenib; competition; failures or delays in our clinical trials or the regulatory process; dependence on our collaborative relationship with Bayer; if approved, we or Bayer, as the case may be, may be unsuccessful in launching, maintaining adequate supply of or obtaining reimbursement for carfilzomib or regorafenib; market acceptance and the rate of adoption of our products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar, regorafenib or carfilzomib; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; the indebtedness incurred through the sale of our 4.0% convertible senior notes due 2016; and product liability risks. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission, as updated by Onyx’s subsequent Quarterly Reports on Form 10-Q, under the heading “Risk Factors” for a more detailed description of these and other risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

(See attached tables)

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2011 FINANCIAL RESULTS

FEBRUARY 22, 2012

ONYX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenue:
Revenue from collaboration agreement	$76,821	$69,978	$286,963	$265,350
License revenue	—	—	—	59,165
Contract revenue from collaborations	160,211	—	160,211	—

Total operating revenue	237,032	69,978	447,174	324,515
Operating expenses:
Research and development (1) (2)	83,990	54,346	268,060	185,740
Selling, general and administrative (1)	52,611	36,875	167,959	114,167
Contingent consideration	(116,663)	(8,177)	(93,468)	92,930
Lease termination exit costs	(4,540)	—	6,317	—

Total operating expenses	15,398	83,044	348,868	392,837

Income (loss) from operations	221,634	(13,066)	98,306	(68,322)
Investment income	678	632	2,405	2,829
Interest expense	(5,069)	(4,933)	(20,224)	(19,400)
Other income (expense) (3)	(326)	89	(4,103)	(773)

Income (loss) before provision (benefit) for income taxes	216,917	(17,278)	76,384	(85,666)
Provision (benefit) for income taxes	242	(157)	274	(819)

Net income (loss)	$216,675	$(17,121)	$76,110	$(84,847)

Net income (loss) per share:
Basic	$3.40	$(0.27)	$1.20	$(1.35)

Diluted (4)	$3.16	$(0.27)	$1.19	$(1.35)

Computation of diluted shares:
Basic	63,700	62,779	63,422	62,618
Dilutive effect of convertible senior notes	5,801	—	—	—
Dilutive effect of options	629	—	588	—

Diluted (4)	70,130	62,779	64,010	62,618

(1) Includes employee stock-based compensation charges of:
Research and development	$1,461	$1,161	$6,269	$4,252
Selling, general, and administrative	2,556	4,364	20,121	17,865

Total employee stock-based compensation	$4,017	$5,525	$26,390	$22,117

(2)	Includes a $12.7 million non-cash expense related to the unamortized balance of funding provided to S*BIO which was recorded in the first quarter of 2011.
(3)	Includes a $3.8 million impairment charge which reflects the reassessment of the fair value of Onyx’s equity investment in S*BIO during the second and fourth quarters of 2011.
(4)

Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three months ended December 31, 2010 and the years ended December 31, 2011 and 2010 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2011 FINANCIAL RESULTS

FEBRUARY 22, 2012

ONYX PHARMACEUTICALS, INC.

CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT

(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Nexavar product revenue, net (as recorded by Bayer)	$276,772	$257,374	$1,008,244	$934,038

Nexavar revenue subject to profit sharing (as recorded by Bayer)	$231,490	$214,577	$839,944	$794,977
Combined cost of goods sold, distribution, selling, general and administrative expenses	94,697	92,805	335,471	329,989

Combined collaboration commercial profit	$136,793	$121,772	$504,473	$464,988

Onyx’s share of collaboration commercial profit	$68,397	$60,886	$252,236	$232,494
Reimbursement of Onyx’s shared marketing expenses	5,255	6,096	22,946	23,122
Royalty revenue (5)	3,170	2,996	11,781	9,734

Revenue from collaboration agreement	$76,822	$69,978	$286,963	$265,350

(5)	Effective January 1, 2012, royalty revenue will cease due to the sale of Japan royalty to Bayer.

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2011 FINANCIAL RESULTS

FEBRUARY 22, 2012

ONYX PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
GAAP net income (loss)	$216,675	$(17,121)	$76,110	$(84,847)
Non-GAAP adjustments:
Contingent consideration (income) expense	(116,663)	(8,177)	(93,468)	92,930
Employee stock-based compensation	4,017	5,525	26,389	22,117
Imputed interest related to the convertible senior notes due 2016	2,605	2,361	10,191	9,032
Advance funding to S*BIO	—	—	12,666	—
Impairment of equity investment in S*BIO	750	—	3,750	—
Lease termination exit costs	(4,540)	—	6,317	—

Non-GAAP net income (loss) (6)	$102,844	$(17,412)	$41,955	$39,232

Computation of non-GAAP diluted net income (loss)

Non-GAAP net income (loss) (6)	$102,844	$(17,412)	$41,955	$39,232

Add:
Interest and issuance costs related to dilutive convertible senior notes (7)	2,456	—	—	—

Non-GAAP net income (loss)—diluted (6)	$105,300	$(17,412)	$41,955	$39,232

Computation of non-GAAP diluted shares
Basic shares	63,700	62,779	63,422	62,618
Dilutive effect of options and restricted stock	629	—	588	—
Dilutive effect of convertible senior notes (7)	5,801	—	—	—

Non-GAAP diluted shares (6)	70,130	62,779	64,010	62,618

Non-GAAP net income (loss) per share (6)	$1.61	$(0.28)	$0.66	$0.63
Non-GAAP net income (loss) per share - diluted (6)	$1.50	$(0.28)	$0.66	$0.63

(6)

This press release includes the following non-GAAP financial measures: non-GAAP net income (loss), non-GAAP net income (loss) – diluted, non-GAAP net income (loss) per share, and non-GAAP net income (loss) per share – diluted. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2011 FINANCIAL RESULTS

FEBRUARY 22, 2012

These non-GAAP financial measures exclude the following items from GAAP net income (loss) and diluted per share amounts:

Contingent consideration (benefit) expense: The effects of contingent consideration (benefit) expense are excluded due to the nature of this charge, which is related to the change in fair value of the liability for contingent consideration in connection with the acquisition of Proteolix; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.

Employee stock-based compensation: The effects of employee stock-based compensation are excluded because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.

Imputed interest related to the convertible senior notes due 2016: The effects of imputed interest related to the convertible senior notes due 2016 are excluded because this expense is non-cash; such exclusion facilitates comparisons of Onyx’s cash operating results to peer companies.

Advance funding to S*BIO and impairment of equity investment in S*BIO: The effects of the termination of the

S*BIO collaboration agreement are excluded because they do not relate to the normal and recurring transactions of Onyx’s business; such exclusion allows for a better representation of the ongoing economics of the business, facilitates comparison to peer companies and is reflective of how Onyx management internally manages the business.

Lease termination exit costs: The effects of lease termination exit costs and reoccupation of facilities are excluded because they represent non-cash items that relate to Onyx’s exit from facilities it previously occupied in Emeryville and in South San Francisco, California.

(7)

Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded from non-GAAP diluted per share amounts for the three months ended December 31, 2010 and the years ended December 31, 2011 and 2010 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS FULL YEAR AND FOURTH QUARTER 2011 FINANCIAL RESULTS

FEBRUARY 22, 2012

ONYX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2011 (unaudited)	December 31, 2010 (8)
Assets
Cash, cash equivalents and current marketable securities	$646,343	$549,313
Other current assets	85,506	95,871

Total current assets	731,849	645,184
Marketable securities, non - current	22,102	28,555
Property and equipment, net	19,734	10,822
Intangible assets-in-process research and development	438,800	438,800
Goodwill	193,675	193,675
Other assets	13,377	35,599

Total assets	$1,419,537	$1,352,635

Liabilities and stockholders’ equity
Current liabilities	$111,792	$72,860
Convertible senior notes due 2016	162,893	152,701
Liability for contingent consideration, non-current	137,816	253,458
Deferred tax liability	157,226	157,090
Other long-term liabilities	26,397	18,952
Stockholders’ equity	823,413	697,574

Total liabilities and stockholders’ equity	$1,419,537	$1,352,635

(8)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.